UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

June 23, 2005

US Airways Group, Inc.
(Debtor-in-Possession)
(Commission file number: 1-8444)

and

US Airways, Inc.
(Debtor-in-Possession)
(Commission file number 1-8442)

(Exact Names of Registrants as specified in their charters)

Delaware                              US Airways Group, Inc.  54-1194634
(State of Incorporation         US Airways, Inc.             53-0218143
of both registrants)               (I.R.S. Employer Identification Nos.)

2345 Crystal Drive, Arlington, VA 22227
(Address of principal executive offices)
(703) 872-7000
(Registrants' telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

(1) Extension of the ATSB Cash Collateral Agreement

     In connection with the September 12, 2004 Chapter 11 filing by US Airways Group, Inc. ("US Airways Group") and its domestic subsidiaries (collectively, the "Debtors"), the Air Transportation Stabilization Board ("ATSB") and the lenders under the $1 billion term loan financing substantially guaranteed by the ATSB (the "ATSB Loan") agreed to authorize US Airways Group to continue to use cash collateral securing the ATSB Loan on an interim basis. US Airways Group has access to the cash collateralizing the ATSB Loan as working capital, subject to certain on-going conditions and limitations. This interim agreement was approved by the bankruptcy court on September 13, 2004 as part of the first day motions, and the bankruptcy court approved two subsequent agreements extending US Airways Group's ability to use the cash collateral, including an agreement approved on January 13, 2005 extending US Airways Group's use of cash collateral through June 30, 2005, subject to certain conditions and limitations. On June 23, 2005, the bankruptcy court approved an agreement that US Airways Group reached with the ATSB concerning an interim extension to the ATSB cash collateral agreement while US Airways Group and America West Holdings Corporation ("America West Holdings") work to finalize the post-merger terms of both loans. The interim agreement will expire on July 29, 2005 and will require US Airways Group, among other conditions, to maintain a weekly minimum unrestricted cash balance of $325 million. US Airways Group must also maintain and achieve certain cumulative earnings levels during the period, as defined in the agreement. Further, US Airways Group must comply with restrictions on its ability to make capital expenditures.

(2) GE Merger MOU

     On June 23, 2005, the bankruptcy court approved a series of agreements that the Debtors, America West Holdings and America West Airlines, Inc. ("AWA") reached with General Electric Capital Corporation, acting through its agent GE Commercial Aviation Services LLC (General Electric Capital Corporation, together with GE Commercial Aviation Services LLC, "GECC"), GE Engine Services, Inc. ("GE Engine Services"), GE Engine Services - Dallas, LP, and General Electric Company, GE Transportation Component ("GEAE") and their respective affiliates (collectively, the "GE Entities"). These agreements are reflected in a Master Merger Memorandum of Understanding, dated as of June 13, 2005 (the "Merger MOU"), and related term sheets, which amend and supplement certain terms of the global settlement (the "Global Settlement") contemplated by the Amended and Restated Master Memorandum of Understanding and the term sheets related thereto, dated as of November 24, 2004 (as previously amended and supplemented, the "Original MOU"), among the Debtors, GECC, GE Engine Services, and GEAE and the other GE Entities. Further, the Merger MOU provides for certain other transactions in support of the Debtors' proposed merger with America West Holdings. Specifically, the key aspects of the Merger MOU as they relate to the Debtors include the following:

     (i) the early return to GECC of certain mainline aircraft from the Debtors' fleet;

     (ii) the accelerated implementation of the reduced rental rates provided for in the Original MOU relative to the Boeing Single Investor Leases (as defined below), and the assumption of those leases;

     (iii) the restructuring of the timing of certain rental payments under leases relative to certain regional jet aircraft operated by the Debtors, with no reduction in the aggregate rental obligations thereunder;

     (iv) the modification of certain agreements relative to the financing of regional jet aircraft;

     (v) the modification of certain Phase II Transactions provided for in the Original MOU; and

      (vi) the modification of the Debtors' engine maintenance agreements with GEAE and its affiliates.

     In November 2004, the Debtors entered into the Original MOU to resolve all of the then-outstanding issues relative to the relationship between the Debtors and the various GE Entities, to improve the Debtors' liquidity and further their fleet rationalization efforts, and ultimately to lead toward their successful emergence from bankruptcy. The transactions contemplated by the Original MOU were divided into three types of transactions:

     (i) Phase I Transactions, which included those transactions scheduled to occur on or about December 20, 2004;

     (ii) Phase II Transactions, which include those transactions scheduled to occur prior to the Debtors' emergence from bankruptcy; and

     (iii) Exit Transactions, which include those transactions that were intended to be implemented in connection with or upon the completion of the Debtors' plan of reorganization and their emergence from the Chapter 11 cases.

     Each Phase I Transaction and Phase II Transaction is expressly conditioned upon the completion of each other Phase I Transaction and Phase II Transaction.

     The key aspects of the Original MOU included the following:

     (i) the implementation of agreements relative to the Debtors' continued use of certain Airbus, Boeing and regional jet aircraft, and the return to GECC of certain other leased Airbus and Boeing aircraft;

     (ii) the creation of a bridge facility of up to approximately $56 million for use by the Debtors during the pendency of the Chapter 11 cases;

     (iii) the purchase by GECC, and immediate leaseback to US Airways, Inc. ("US Airways") (the "Sale/Leaseback Transaction"), of (a) the assets securing the Credit Agreement, dated as of November 16, 2001, among US Airways, US Airways Group and GECC (as amended, the "2001 Credit Facility"), the Exit Liquidity Facility, dated as of March 31, 2003, among US Airways, US Airways Group and GECC (as amended, the "2003 Liquidity Facility"), and other GE obligations (as defined in the Original MOU), consisting of 11 Airbus aircraft and 28 spare engines and engine stands (collectively, "2001 Credit Facility Assets"), and (b) ten regional jet aircraft currently mortgaged-debt financed by GECC (collectively, the "CRJ Mortgaged Assets");

     (iv) a restructuring of the balance of the 2001 Credit Facility, with an additional permitted draw of up to $10 million, subject to the pledge of certain additional collateral to secure the 2001 Credit Facility;

     (v) the commitment of GECC, subject to US Airways Group's satisfaction of certain financial tests and other conditions, to provide leases for up to 31 additional regional jet aircraft;

     (vi) the modification and assumption of certain of US Airways' engine maintenance agreements with GE Engine Services; and

     (viii) upon emergence from bankruptcy, the issuance of convertible notes of the reorganized US Airways in the aggregate principal amount of $125 million.

     On December 17, 2004, the bankruptcy court approved the various agreements contained in the Original MOU. The December 17 order was subsequently amended and supplemented on February 4, 2005 and then again on March 31, 2005 (the December 17 order, as so amended, the "Global Settlement Order") to provide for, among other things, an increase in the amount of the Debtors' additional permitted draw under the 2001 Credit Facility from $10 million to an amount not to exceed $28,225,000.

     In connection with the recent entry by US Airways Group into the Agreement and Plan of Merger, dated May 19, 2005, with America West Holdings, the Debtors have entered into the Merger MOU, wherein GECC has agreed, among other things, to supplement certain terms of the Original MOU and to further restructure the Debtors' indebtedness and other obligations to the GE Entities in light of the proposed merger. In addition to the modifications and agreements described below, the Merger MOU amends certain of the milestones set forth in the Original MOU. Under the Merger MOU, the transactions contemplated in the related term sheets are conditioned upon compliance with the new milestones, which provide, among other things, that:

     (i) the Debtors' plan of reorganization and disclosure statement, each in form and substance reasonably acceptable to GECC, must be filed by no later than June 30, 2005; and

     (ii) the Debtors must emerge from the Chapter 11 cases, and complete the merger, by no later than October 31, 2005 (the "Emergence/Merger Deadline Date").

     The failure to comply with these milestones, among other events, will give rise to a "Merger Event of Default" for purposes of the Merger MOU and a "Global Event of Default" under the Original MOU and the transactions provided for therein and in the related term sheets.

     Generally, the transactions contemplated by the Merger MOU and the related term sheets can be divided into two types of transactions:

     (i) transactions scheduled to take effect prior to the Debtors' emergence from the Chapter 11 cases; and

     (ii) transactions scheduled to take effect upon or after the Debtors' emergence from the Chapter 11 cases.

     The following sets forth a summary of the key aspects of the Merger MOU and related term sheets as they relate to the Debtors, including the modifications to certain of the transactions contemplated in the Original MOU:

Aircraft Early Removal

     The Aircraft Early Removal Term Sheet sets forth the agreements reached in respect of the early redelivery of certain GE-leased aircraft and spare engines currently operated by the Debtors. These agreements include the following:

     (i) US Airways:

          (a) With respect to six A319/320 aircraft that are currently subject to the Sale/Leaseback Transaction and one B737-300 aircraft, the applicable leases will be amended to modify the expiry dates thereunder to provide for their early termination and return of the subject aircraft to the applicable GE Entity during the last six months of 2005. The amendments to the applicable leases and the early return of the aircraft will be effectuated without regard to the completion of the merger or the occurrence of a Merger Event of Default;

          (b) The leases for five B737-300s currently operated by the Debtors will be amended to provide for their termination, and attendant early redelivery of the subject aircraft, between July 2005 and the Emergence/Merger Deadline Date, provided that, as of the date of each such termination and redelivery, no Merger Event of Default has occurred and is continuing and there has been no public announcement by US Airways or America West Holdings, SEC filing or governmental authority pronouncement which evidences that any significant term or condition of the merger will not be complied with or that an applicable milestone will not be met; and

          (c) Leases in respect of an additional 29 Boeing aircraft from US Airways' fleet shall be amended to modify the expiry dates thereunder so as to provide for their early termination and accompanying early return of the subject aircraft to the applicable GE Entity between 2005 and 2009, subject to completion of the merger. With respect to 11 of those Boeing aircraft, however, which will be scheduled for removal from service during 2009 pursuant to the applicable amended leases, US Airways will grant the applicable GE Entity an option exercisable on October 31, 2006 to further modify the expiry dates of those leases to provide for the removal of the aircraft during an earlier period, from July 2007 through July 2008, unless US Airways has, as of September 30, 2006, achieved an agreed upon corporate credit rating or satisfied certain financial covenant tests.

     (ii) US Airways Spare Engines.

          In connection with the removal of the Boeing aircraft from US Airways' fleet as noted above, US Airways will be permitted to terminate an agreed upon number of the spare engine leases entered into by the Debtors pursuant to the Sale/Leaseback Transaction, from time to time, as and when an agreed upon number of those aircraft have been redelivered to the applicable GE Entity.

     (iii) Return Condition Concessions.

          To facilitate the early redelivery of certain Airbus aircraft from the Debtors' fleet, GECC has agreed to grant certain return condition concessions relative to those aircraft. Prior to the Debtors' emergence from the Chapter 11 cases, the applicable GE Entities and the Debtors have agreed to net (a) any redelivery payment obligations payable by that GE Entity to the Debtors against (b) any redelivery payment obligations payable by the Debtors to the applicable GE Entities, relative to such redelivered aircraft and to the extent that any net balance is owing to the Debtors by that GE Entity, that balance will be payable upon the Debtors' emergence from the Chapter 11 cases.

US Airways Aircraft Rental Amendments

     The US Airways Aircraft Rental Amendments Term Sheet provides for certain modifications to the Debtors' aircraft lease obligations in respect of certain mainline and regional jet aircraft.

     Specifically, the leases for certain B737-300 aircraft, B757-200 aircraft and B737-400 aircraft operated in the Debtors' fleet (collectively, the "Boeing Single Investor Leases") will be amended to accelerate certain rental reductions, effective July 1, 2005, that had been provided for in the Original MOU. With respect to the leases for the B737-400 aircraft, the Debtors' will not be required to either pay a lump sum in cash or to issue convertible notes, as provided for in the Original MOU, in order to effect such reduction of the lease rental rates in respect of the aircraft. Each of the Boeing Single Investor Leases, as modified, will be assumed by the Debtors, provided that, if the Debtors' fail to emerge, only rent, return conditions and deferred rent (which is the difference between current contractual rentals and the amended lease rentals) payable through the later of the Emergence/Merger Deadline Date or return of the aircraft will be entitled to administrative expense status, with all other claims under those leases, including rejection damages, being unsecured prepetition claims. In the event that the Debtors fail to complete the contemplated merger with America West Holdings, the terms of those Boeing Single Investor Leases, including the rental rates, return conditions and expiry dates, will revert to their original terms (with the Debtors receiving credit for all previously paid rent), subject to administrative expense status, as set forth above, and the Debtors will again have the benefit of the provisions of the Original MOU in respect of those aircraft.

     The timing of certain rental payments under the leases relative to 23 CRJ-200s currently operated in the Debtors' commuter fleet will be restructured, without reducing the aggregate amount of rental obligations payable thereunder. With respect to 14 of those CRJ-200 aircraft, the term of the applicable leases will also be extended an additional three months, subject to the satisfaction of certain conditions.

     Under the Original MOU, the Debtors had agreed to enter into short-term leases with respect to 16 CRJ aircraft that are subject to the Phase II Transactions, with those leases to be converted to long-term leases in connection with the Debtors' emergence from the Chapter 11 cases. Pursuant to the Merger MOU, the Debtors have agreed to enter into the contemplated long-term leases by the end of July 2005, with those leases being postpetition agreements, subject to administrative expense status only for (i) rent payable through the later of the Emergence/Merger Deadline Date and the return of the aircraft and (ii) return conditions, with all other claims under those leases, including rejection damages, being unsecured prepetition claims.

Regional Jet Leasing Transactions Term Sheet

     The Debtors and GECC have agreed that GECC will no longer be obligated to provide the regional jet financing directly to the Debtors, as contemplated in the Original MOU, and that GECC will provide regional jet financing for the benefit of the Debtors as follows:

     (i) GECC will provide leases to Republic Airways Holdings Inc. ("Republic") for the three EMB-170 aircraft that are currently committed to be delivered by Embraer to the Debtors, subject to manufacturer support and other conditions acceptable to GECC;

     (ii) In connection with future growth aircraft, the applicable GE Entities will provide single investor or operating lease financing to acceptable third party carriers for up to ten EMB-170/190/195 aircraft for delivery between 2007 and 2008, on a schedule and on terms acceptable to GECC, including receipt of manufacturer support; and

     (iii) To facilitate an aircraft transaction contemplated between Republic and the Debtors, the relevant GE Entities will agree to consent to the assignment to Republic of up to 15 EMB-170 leases, subject to manufacturer support and other conditions acceptable to GECC.

Phase II Sale/Leaseback Transactions

     The Phase II Transactions will be further modified to provide that upon completion of the merger, the scheduled amortization of the then-remaining balance of the loans outstanding under the 2001 Credit Facility, as amended pursuant to the Original MOU, will be modified such that amortization will commence in September 2006, rather than in September 2005, as contemplated in the Original MOU. All other terms applicable to the loans outstanding under the 2001 Credit Facility, and the collateral therefor, will remain as agreed to by the parties and as provided for in the Original MOU, except that the mortgage will be amended to provide that in the event the Debtors elect to sell all, but not less than all, of the four CRJ-700 aircraft that secure the Debtors' obligations under the restated 2001 Credit Facility, GECC will release its liens on those aircraft upon the Debtors making a principal repayment in the agreed upon amount.

MCPH Agreements

     The Debtors and America West Holdings have reached an agreement with the relevant GE Entities on modifications to their respective engine maintenance agreements, and certain other matters. This agreement includes, among other things, the agreement of GEAE and certain of its affiliates to:

     (i) forgive certain removal charges relative to CFM56-3 engines, in addition to those removal charges to be forgiven pursuant to the Original MOU;

     (ii) provide the Debtors with the right to remove certain CFM56-5 engines otherwise subject to agreements with GE Engine Services, with all removal credits owing to the Debtors in connection therewith to be applied against outstanding amounts otherwise owing to GE Engine Services by the Debtors' under the Term Note issued to GE Engine Services pursuant to the Original MOU;

     (iii) modify the Debtors' obligation with respect Deferred Obligations (as defined in the Original MOU) to provide that such obligations will be payable in two installments, due on each of June 30, 2005 and September 30, 2005;

     (iv) extend the term of the Debtors' CFM56-5 engine maintenance agreement with GE Engine Services, with the Debtors' waiving certain conversion rights; and

     (v) modify the Debtors' CFM56-3 engine maintenance agreement to provide for an agreed upon minimum monthly payment on account of the accrued engine flight hours.

     In consideration of the foregoing, the Debtors have agreed, among other things, on (i) a last right of offer for GE Engine Services with respect to any follow-on engine maintenance agreement for the Debtors CF6-80C2 fleet; (ii) certain arrangements relative to engine selection in the event the Debtors' elect to assume an existing A320 aircraft purchase agreement between Airbus and the Debtors upon their emergence from the Chapter 11 cases; and (iii) certain arrangements relative to engine selection, in the event that the Debtors, following the merger, proceed to take delivery of certain A350 aircraft from Airbus, as contemplated by the Memorandum of Understanding entered into among US Airways Group, America West Holdings and Airbus in connection with the merger.

     Except as modified or amended by the Merger MOU, all of the terms and conditions of the Original MOU and the Global Settlement Order remain in full force and effect.

Certain of the statements contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of US Airways Group (the Company) with respect to current events and financial performance. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should," and "continue" or similar words. These forward-looking statements may also use different phrases. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company's operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing; the ability of the Company to maintain adequate liquidity; the ability of the Company to absorb escalating fuel costs; the Company's ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings and to consummate all of the transactions contemplated by one or more such plans of reorganization or upon which consummation of such plans may be conditioned; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 proceedings on the Company's liquidity or results of operations; the ability of the Company to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of the Company to fund and execute its Transformation Plan during the Chapter 11 proceedings and in the context of a plan of reorganization and thereafter; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to attract and retain customers; the ability of the Company to maintain satisfactory labor relations; demand for transportation in the markets in which the Company operates; economic conditions; labor costs; financing availability and costs; security-related and insurance costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand (particularly from low-cost carriers and multi-carrier alliances); weather conditions; government legislation and regulation; impact of the continued military activities in Iraq; other acts of war or terrorism; and other risks and uncertainties listed from time to time in the Company's reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various prepetition liabilities, common stock and/or other equity securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

                                                                                SIGNATURES
                                                                                --------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                                             US Airways Group, Inc. (REGISTRANT)

Date: June 29, 2005                           By:   /s/ Anita P. Beier
                                                              Anita P. Beier
                                                              Senior Vice President-Finance and Controller
                                                              (Chief Accounting Officer)

                                                             US Airways, Inc. (REGISTRANT)

Date: June 29, 2005                             By:   /s/ Anita P. Beier
                                                              Anita P. Beier
                                                              Senior Vice President-Finance and Controller
                                                              (Chief Accounting Officer)